Joint Filer Information

Name:  	Lemmon Drop Enterprises, L.P.

Address:  	2000 Montgomery Avenue
		Villanova, PA  19085

Designated Filer:	Ann Peterkin Snyder Family Limited Partnership, L.P.

Issuer & Ticker Symbol:  Owosso Corporation (OWOS)

Date of Event Requiring Statement:	July 18, 2003

Signature:  Lemmon Drop Enterprises, L.P.

		By: Ann Peterkin Snyder Family Limited Partnership, L.P.
		Its:  General Partner

			By:  __/s/ George B. Lemmon, Jr.________
			Its:  General Partner



















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